                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                --------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM 8-K
                                 ON FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)              October 21, 1998
                                                               ----------------

                         WINSTAR COMMUNICATIONS, INC.
               -----------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



         Delaware                      1-10726                  13-3585278
----------------------------         -----------             -------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)



     230 Park Avenue, New York, New York                          10169
   ----------------------------------------                     ----------
   (Address of Principal Executive Offices)                     (Zip Code)



   Registrant's telephone number, including area code    (212) 584-4000
                                                         --------------


                                Not Applicable
        ------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)



                          Exhibit Index -- Page 6






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ITEM 5.  OTHER EVENTS

         General

         On October 21, 1998, WinStar Communications, Inc. (the "Company") and Lucent Technologies, Inc. ("Lucent"), entered into an expanded long-term strategic relationship to further the build out of the Company's broadband telecommunications network (the "Network") in and between major domestic and international markets. The Company will purchase the components of the Network from Lucent and, to a lesser extent, third-party vendors on a "best-of-breed" basis pursuant to the terms of a Supply Agreement between the Company and Lucent ("Supply Agreement"). Lucent will also provide the Company with certain design, engineering and other services related to such build out. The Company, WinStar Network Expansion LLC ("WinStar Network Expansion"), a limited liability company owned by the Company and formed to facilitate the financing of purchases under the Supply Agreement, Lucent, as administrative agent and lender, and State Street Bank and Trust Company, as collateral agent ("State Street Bank"), also entered into a Credit Agreement ("Credit Agreement") which sets forth the terms and conditions under which Lucent (or its assignee lenders) will provide purchase money financing (the "Credit Commitments") in an aggregate amount of up to $2.0 billion in connection with the implementation of the Supply Agreement and the build out of the Network.

         While the Company's plan of providing switched services in 40 major metropolitan areas by the end of 1999 was already funded, the expanded relationship with Lucent will allow the Company greater flexibility and provide it with enhanced resources in connection with the build out of its Network. The relationship also enhances the Company's ability to expand internationally as well as into additional U.S. markets and, if it chooses, to do so on an accelerated basis.

         Network Build Out and Relationship of the Parties

         Lucent and the Company will work together in the continuing build out of the Network during the five-year term of the Supply Agreement. The Supply Agreement provides the basis under which Lucent will, under the direction and supervision of the Company, design, engineer and install the Company's growing Network. Under the Supply Agreement, Lucent will be the Company's preferred supplier for Network components to the extent best-of- breed network components are manufactured or sold by Lucent. If it is determined that certain components manufactured by Lucent are not best-of-breed (i.e., not the best and most cost-effective with regard to the particular requirements of the Network) or that such components are not available from Lucent, the Company may purchase such components from third-party vendors. Such third party purchases may be made directly from the vendor or through Lucent and, subject to certain limitations, may be financed under the Credit Commitments described below. Network components and services will be delivered and installed by Lucent in response to purchase orders given by the Company to Lucent from time to time. Lucent will designate certain key employees to implement or supervise Lucent's activities under the Supply Agreement. The Company will retain control and operation of the Network and has final design authority and control over the build out of the Network.

         Under the Supply Agreement the parties will undertake certain other strategic initiatives. Lucent will provide the Company with testing and lab facilities, various demonstration products for the Company's evaluation and other forms of assistance. At the Company's request, Lucent will provide building access rights (including roof, interior space and conduit rights) in buildings for which Lucent has or can obtain such rights pursuant to industry standard terms, and will assist the Company in obtaining similar rights in any other buildings leased or occupied by Lucent. Lucent and the Company will provide marketing support to each other in a variety of areas relating to telecommunications services and equipment and other associated business opportunities, including mutual assistance obtaining Federal government business.



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         Credit Commitment

         Under the Credit Agreement, Lucent has established a Credit Commitment which may be drawn by the WinStar Network Expansion (the "Borrower") as and when needed during the build out of the Network. The Credit Agreement allows for aggregate borrowings of up to $2.0 billion; provided, however, that Lucent is not required to have outstanding at any one time aggregate loans and commitments in excess of $500 million. Additional amounts of the Credit Commitment will become available on a dollar-for-dollar basis as the loans and/or unfunded commitments are syndicated to other lenders. The Borrower may draw against the available Credit Commitments until they have been fully drawn or, if earlier, the fifth anniversary of the Credit Agreement (the "Commitment Termination Date"). The Credit Agreement provides that borrowings will fall into one of five annual tranches ("Tranches"). The Tranche under which a loan is drawn will determine when such loan is to be repaid. Borrowings made during the first year, second year, third year, fourth year and fifth year of the Credit Agreement would be considered Tranche 1, Tranche 2, Tranche 3, Tranche 4 and Tranche 5 borrowings, respectively.

         Interest on each loan made under the Credit Commitments will accrue at a floating rate equal to either a base rate (determined in relation to the then current prime rate) or an adjusted Eurodollar rate ("LIBOR"), in each case plus a margin which may vary over the life of the facility. Interest will be payable quarterly in arrears for base rate advances and at the end of each interest period (which can be one, three or six months in length, at the Borrower's election) for LIBOR advances; provided, however, that interest on loans accruing during the first year of the Tranche of which such loan is a part may, at the Borrower's election, be deferred and the deferred interest shall accrue interest at the same rates as the principal of the loans.

         The Credit Agreement provides that the principal of loans made under any Tranche as well as any deferred interest thereon will be repaid in sixteen equal installments, payable on the last day of each calendar quarter, commencing on the last day of the first quarter following the fourth anniversary of the date the applicable Tranche first becomes available (each, a "Tranche Payment Date").

         Loans made under the Credit Agreement are also subject to mandatory prepayment in certain events, including (i) receipt by the Company and its Restricted Subsidiaries (as defined in the Credit Agreement) of proceeds of certain asset sales or casualty events which are not reinvested in the Company's business and (ii) the generation of Excess Cash Flow (as defined in the Credit Agreement), if any, by the Company. The Borrower will also be entitled to prepay the loans at its option at any time.

         Pursuant to a security agreement between Lucent, State Street Bank, the Borrower and the Company, loans made under the Credit Agreement will be secured by a purchase money security interest in the equipment comprising the Network, to the extent the purchase of such equipment is financed under the Credit Agreement. Additionally, the Borrower's obligations under the Credit Agreement are guaranteed by the Company and certain of the Company's Restricted Subsidiaries (as defined in the Credit Agreement), under a Guarantee and Subordination Agreement among the Company, such Restricted Subsidiaries and Lucent, as administrative agent.

         The Credit Agreement contains significant covenants of the Borrower, the Company and the Company's Restricted Subsidiaries, including, but not limited to: (a) affirmative covenants with respect to compliance with laws, inspection rights, performance of other obligations, delivery of financial statements and other information, interest rate cap arrangements, and maintenance of licenses and certain other assets, (b) negative covenants restricting their ability to incur or create (with certain exceptions) liens, debt and capitalized lease obligations, and otherwise restricting (with customary exceptions) mergers or consolidations, disposal of assets, investments, payments of dividends and distributions, modification of tax-sharing or management or servicing fee agreements, changes in the nature of the business conducted, prepayment or redemption of debt, creation of partnerships and new subsidiaries and transactions with affiliates; and (c) financial covenants (including, among others, minimum revenue requirements, and ratios of secured debt to total capitalization, total debt to total capitalization, and total debt to total EBITDA.


                                      3


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         In connection with the arranging and making of the Credit Commitment, the Borrower is required to pay various arrangement, commitment and other fees to Lucent and/or its assignees in amounts customary for facilities of this type.

         This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These forward-looking statements involve certain risks and uncertainties. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. No assurance can be given that any of such expectations will be realized.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS:

                  10.1 Credit Agreement, dated as of October 21, 1998, among WinStar Network Expansion, LLC, WinStar Communications, Inc., the Lenders, State Street Bank and Trust Company, and Lucent Technologies Inc.

                  10.2 Security Agreement, dated as of October 21, 1998, between WinStar Network Expansion, LLC and State Street Bank and Trust Company.

                  10.3 Guarantee and Subordination Agreement, dated as of October 21, 1998, among WinStar Network Expansion, LLC, WinStar Communications, Inc., each of the subsidiaries of the Parent listed on Schedule I thereto and Lucent Technologies Inc.

                  10.4 Supply Agreement dated as of October 21, 1998 between WinStar Communications, Inc. and Lucent Technologies, Inc.





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                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 1, 1999

                                       WINSTAR COMMUNICATIONS, INC.



                                       By: /s/ Timothy R. Graham
                                          ----------------------------------
                                          Executive Vice President

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                                EXHIBIT INDEX

         The following exhibit is filed herewith:



Exhibit       Document                                                     Page

   10.1 Credit Agreement, dated as of October 21, 1998, among WinStar Network Expansion, LLC, WinStar Communications, Inc., the Lenders, State Street Bank and Trust Company, and Lucent Technologies Inc.

   10.2 Security Agreement, dated as of October 21, 1998, between WinStar Network Expansion, LLC and State Street Bank and Trust Company.

   10.3 Guarantee and Subordination Agreement, dated as of October 21, 1998, among WinStar Network Expansion, LLC, WinStar
              Communications, Inc., each of the subsidiaries of the Parent listed on Schedule I thereto and Lucent Technologies Inc.

   10.4       Supply Agreement





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